Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-203508, 333-210016, 333-216373, 333-223382, 333-229915, 333-237034 and 333-249351) of Chinook Therapeutics, Inc. of our report dated April 7, 2021 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Seattle, Washington
April 7, 2021

1